Exhibit 107

Calculation of Filing Fee Table

FORM S-3

(Form Type)

Ryerson Holding Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Primary Offering
	Equity	Common Stock of Ryerson Holding Corporation, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Stock of Ryerson Holding Corporation, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants of Ryerson Holding Corporation	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt Securities of Ryerson Holding Corporation	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Units of Ryerson Holding Corporation	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Subscription Rights of Ryerson Holding Corporation	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Secondary Offering
	Equity	Common Stock of Ryerson Holding Corporation, par value $0.01 per share	457(c)	3,924,478 (3)	$32.35(4)	$126,956,863.30(4)	$147.60 per $1 million	$18,738.83(5)

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities	—	—	—	—	—	—	—	—

	Total Offering Amounts				—	$126,956,863.30(4)	—	$18,738.83(5)

	Total Fees Previously Paid						—	—

	Total Fee Offsets							$43,037.01 (11)

	Net Fee Due						—	$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Ryerson Holding Corporation	S-3	333-252568	January 29, 2021	—	$27,275.00 (6)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(6)	$250,000,000.00(6)	—

Fee Offset Claims	Ryerson Holding Corporation	S-3	333-252568	January 29, 2021	—	$15,762.01(6)	Equity	Common Stock of Ryerson Holding Corporation, par value $0.01 per share	11,920,220(6)	$144,473,066.40(7)	—

Fee Offset Sources	Ryerson Holding Corporation	S-3	333-252568	—	January 29, 2021	—	—	—	—	—	$3,387.50 (8)

Fee Offset Sources	Ryerson Holding Corporation	S-3	333-215381	—	December 30, 2016	—	—	—	—	—	$22,152.88(9)

Fee Offset Sources	Ryerson Holding Corporation	S-3	333-211966	—	June 10, 2016	—	—	—	—	—	$17,496.63(10)

(1)

An indeterminate amount of securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of the securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise, or exchange of other securities.

(2)

In accordance with Rule 456(b) and 457(r) under the Securities Act, Ryerson Holding Corporation (the “Registrant”) is deferring payment of all registration fees for all securities that may be offered in primary offerings by the registrant and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis, except for $24,298.18 that the Registrant is entitled to offset pursuant to Rule 457(p) for fees paid with respect to unsold securities as described below.

(3)	The Registrant is hereby registering for sale from time to time by certain selling stockholders named in this registration statement of up to 3,924,478 shares of the Registrant’s common stock.
(4)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) of the rules and regulations under the Securities Act. The calculations of the proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and the low sale prices of the Registrant’s common stock reported on the New York Stock Exchange on January 19, 2024.

(5)	The registration fee has been calculated in accordance with Rule 457(c) under the Securities Act.
(6)

The Registrant previously registered 21,037,500 shares of common stock issuable by the Registrant for the resale by certain selling stockholders pursuant to Registration Statement on Form S-3 (File No. 333-215381) filed by the Registrant on December 30, 2016 (the “Prior Secondary Registration Statement”). In connection with the Prior Secondary Registration Statement, the Registrant paid a registration fee in the amount of $34,208.59. No securities were sold under the Prior Secondary Registration Statement, leaving a balance of 21,037,500 unsold securities thereunder. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $34,208.59 (the “Prior Secondary Registration Statement Fee Balance”) under the Prior Secondary Registration Statement was consequently transferred in full to the Registration Statement on Form S-3, (333-252568) filed by the Registrant on January 29, 2021 (the “2021 Registration Statement”), which registered (i) an indeterminate amount of securities issuable by the Registrant having an aggregate offering price of up to $250,000,000 (the “Primary Securities”) and (ii) 21,037,500 shares of common stock of the Registrant (the “Secondary Shares”) for the resale by certain selling stockholders.

The Registrant previously registered common stock issuable by the Registrant with an aggregate maximum offering price of $250,000,000.00 pursuant to a shelf registration statement on Form S-3 (File No. 333-211966), filed by the Registrant on June 10, 2016 (the “Prior Primary Registration Statement”). In connection with the Prior Primary Registration Statement, the Registrant paid a registration fee in the amount of $25,175.00. $76,250,000.00 of securities were sold under the Prior Primary Registration Statement, leaving a balance of $173,750,000.00 unsold securities thereunder. Pursuant to Rule 457(p) under the Securities Act, the balance of $17,496.63 from the registration fee under the Prior Primary Registration Statement previously paid in respect of the unsold securities thereunder (the “Prior Primary Registration Statement Fee Balance”) was consequently transferred to the 2021 Registration Statement.

In connection with the 2021 Registration Statement, the Registrant (i) offset the registration fee of $27,817.72 due in connection with the Secondary Shares by $27,817.72 from the Prior Secondary Registration Statement Fee Balance, leaving $6,390.87 of the Prior Secondary Registration Statement Fee Balance remaining, and (ii) offset the registration fee of $27,275.00 due in connection with the Primary Securities with (a) the remaining $6,390.87 from the Prior Secondary Registration Statement Fee Balance and (b) the Prior Primary Registration Statement Fee Balance, and paid the remaining balance of $3,387.50 due in connection with the Primary Securities.

Under the 2021 Registration Statement, the Registrant did not sell any Primary Securities, leaving $27,275.00 in previously paid and unused fees available as an offset against the registration fee due from time to time under this registration statement in connection with any future issuance by the Registrant of any of the securities of each identified class registered hereunder, or any future resale of shares of common stock of the Registrant by certain selling stockholders.

Under the 2021 Registration Statement, there were 9,117,280 of the Secondary Shares sold by the selling stockholders named therein, leaving a balance of 11,920,220 of unsold Secondary Shares thereunder. The filing fee attributable to such sales of Secondary Shares was $12,055.71 (calculated at the fee rate in effect on the filing date of the 2021 Registration Statement, or $0.0001091), leaving $15,762.01 in previously paid and unused fees available as an offset against the registration fee due from time to time under this registration statement in connection with any future issuance by the Registrant of any of the securities of each identified class registered hereunder, or any future resale of shares of common stock of the Registrant by certain selling stockholders.

(7)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price is based on the average of the high and low sale prices of the Registrant’s common stock as of January 27, 2021, in connection with the 2021 Registration Statement and as reported on the New York Stock Exchange.

(8)	Consists of the contemporaneous fee paid in connection with the 2021 Registration Statement, as described in note 6 above.
(9)

Consists of the contemporaneous fee of $34,208.59 paid in connection with the Prior Secondary Registration Statement, less the $12,055.71 filing fee attributable to sales of Secondary Shares sold by the selling stockholders under the 2021 Registration Statement, as described in note 6 above.

(10)

Consists of the contemporaneous fee of $25,175 paid in connection with the Prior Primary Registration Statement, less the filing fee attributable to the $76,250,000.00 of securities sold under the Prior Primary Registration Statement, as described in note 6 above.

(11)

Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fees due (i) from time to time under this registration statement and (ii) in connection with the 3,924,478 shares of the Registrant’s common stock being registered for sale from time to time by certain selling stockholders named in this registration statement by $43,037.01, which represents the portion of the registration fees previously paid and unused with respect to the Prior Primary Registration Statement, the Prior Secondary Registration Statement and the 2021 Registration Statement, as described above, and of which $18,738.83 will be used to offset the registration fee for the 3,924,478 shares of the Registrant’s common stock being registered for sale from time to time by certain selling stockholders named in this registration statement, and $24,298.18 will be used to offset the registration fees for all securities that may be offered in primary offerings by the registrant due from time to time under this registration statement. Concurrently with the filing of this registration statement, any offering of unsold Primary Securities and Secondary Shares pursuant to the 2021 Registration Statement is hereby terminated and the full unused amount of the registration fees transferred to and concurrently paid on the 2021 Registration Statement shall be applied to offset any registration fees due from time to time for this registration statement.